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                                                                   EXHIBIT 10.3



                              ORYX ENERGY COMPANY





                     EQUITY AND DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS





                          Effective as of May 2, 1996
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                              ORYX ENERGY COMPANY

                     EQUITY AND DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS



         SECTION 1. ESTABLISHMENT AND PURPOSE. Oryx Energy Company, a Delaware corporation (the "Company"), hereby establishes this Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors (the "Plan"). The purposes of the equity compensation features of the Plan are to encourage non-employee directors of the Company to acquire shares of the Company's common stock, and thereby to align their interests more closely with the interests of the other stockholders of the Company, and to encourage the highest level of director performance by providing the non-employee directors with a more direct interest in the Company's attainment of its financial goals. The purpose of the elective deferral features of the Plan is to permit non-employee directors of the Company to defer to the date of termination of their service as directors of the Company or other fixed date all or part of their regular cash compensation.

         SECTION 2. CERTAIN DEFINITIONS. For purposes of the Plan, the following terms shall have the indicated meanings:

         (a) "annual retainer" shall have the meaning specified in Section 6(a) hereof.

         (b) "Average Share Price" means the average of the Fair Market Value of the Common Stock on each of the following days within the period for which Average Share Price is being determined under the Plan: (i) the last Trading Day of the calendar quarter ending on March 31; (ii) the last Trading Day of the calendar quarter ending on June 30; (iii) the last Trading Day of the calendar quarter ending on September 30; and (iv) the last Trading Day of the calendar quarter ending on December 31 (as appropriately adjusted to take into account any stock dividend, split, or combination during such period with respect to the Common Stock).

         (c) "Board of Directors" means the Board of Directors of the Company.

         (d) "Cash Compensation" means the cash compensation earned by an Outside Director for his services as a director of the Company.

         (e) "cash retainer" shall have the meaning specified in Section 6(a) hereof.

         (f) "Cash Unit" shall have the meaning specified in Section 8(d) hereof.

         (g) "Common Stock" means the Common Stock, par value $1.00 per share, of the Company, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.
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         (h)     "Compensation Committee" means the Compensation Committee of the Board of Directors.

         (i) "Deferred Compensation Account" shall have the meaning specified in Section 8(d) hereof.

         (j) "Fair Market Value" of the Common Stock on any Trading Day shall be the average of the high and low sales prices of the Common Stock for such day, or if no such sale is made on such day, the average of the closing bid and asked prices of the Common Stock for such day, in each case as officially reported on the New York Stock Exchange (or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, the principal national stock exchange or stock market on which the Common Stock is then listed or admitted to trading).

         (k) "Initial Restricted Period" shall have the meaning specified in Section 7(a)(i) hereof.

         (l)     "Interest Equivalent" shall have the meaning specified in
Section 8(d) hereof.

         (m) "Outside Director" means an individual duly elected or chosen as a director of the Company who is not also an officer or employee of the Company or its subsidiaries.

         (n) "Participant" shall have the meaning specified in Section 8(a) hereof.

         (o) "plan quarter" means each three-month period ending on July 31, October 31, January 31, and April 30 of each Plan Year, except that the plan quarters for the first Plan Year hereunder shall be the three-month period ending on September 30, 1996, the three-month period ending on December 31, 1996, and the four-month period ending on April 30, 1997.

         (p) "Plan Year" means each 12-month period commencing on May 1 and ending on and including the next following April 30, except that the first Plan Year hereunder shall commence on July 1, 1996 and end on and include April 30, 1997.

         (q) "Required Share Amount" means an amount of money constituting 50% of an Outside Director's annual retainer earned by such Outside Director for his services as a director of the Company for a Plan Year, which amount is payable in shares of Common Stock pursuant to Section 6(c) hereof. The Required Share Amount is not Cash Compensation for purposes of the Plan.

         (r)     "Restricted Period" shall have the meaning specified in
Section 7(a)(i) hereof.

         (s) "Restricted Shares" means shares of Common Stock issued pursuant to the Plan that are subject to the restrictions imposed by the provisions of Section 7 hereof.





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         (t)     "Share Award" means an award, grant, sale, or other issuance of Shares, Restricted Shares or Unrestricted Shares to an Outside Director pursuant to the provisions of the Plan.

         (u) "Shares" means shares of Common Stock issued pursuant to the Plan that are not subject to the restrictions imposed by the provisions of
Section 7 hereof, but are subject to the restrictions on transfer set forth in
Section 10 hereof.

         (v) "Term of Office" means the term of office as a director of the Company for which the Outside Director has been elected pursuant to and in accordance with the provisions of the certificate of incorporation and bylaws of the Company.

         (w) "Trading Day" means any day on which the stock exchange or stock market referred to in Section 2(j) hereof is open for trading on a regular basis.

         (x) "Unrestricted Shares" means shares of Common Stock issued pursuant to the Plan that are not subject to the restrictions imposed by the provisions of Section 7 or 10 hereof.

         (y) "Voluntary Share Amount" means the amount of Cash Compensation (including the cash retainer) earned by an Outside Director for a Plan Year which the Outside Director elects to apply to the purchase of shares of Common Stock pursuant to Section 6(b) hereof.

         SECTION 3. PLAN ADMINISTRATION. The Compensation Committee shall be responsible for the administration of the Plan. However, the Compensation Committee shall have no authority, discretion, or power to select the Outside Directors who will receive Share Awards, determine the Share Awards to be made pursuant to the Plan, the number of Shares, Restricted Shares or Unrestricted Shares to be issued thereunder, or the time at which Share Awards are to be made, establish the duration or nature of the restrictions applicable to Shares or Restricted Shares, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the express provisions hereof, including Section 12 hereof. Subject to the foregoing limitations, the Compensation Committee is authorized to interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company in connection with the operation of the Plan, and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any agreement entered into pursuant to the Plan. The determinations, interpretations, and other actions of the Board of Directors and the Compensation Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

         SECTION 4.       STOCK SUBJECT TO THE PLAN.

         (a) Number of Shares. Three hundred thousand (300,000) shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares of Common Stock that are issued as Shares, Restricted Shares or Unrestricted Shares shall be





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applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. Any Restricted Shares that are forfeited to the Company pursuant to the provisions of Section 7(b) hereof shall again be available for use under the Plan. Any shares of Common Stock issuable to an Outside Director under the Plan that for any reason are not issued to the Outside Director shall automatically become available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time required under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board of Directors, in its discretion, shall from time to time determine.

         (b) Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, (i) the maximum number of shares of Common Stock that may be issued under the Plan shall be increased or decreased proportionately and (ii) the Board of Directors shall make an appropriate adjustment in the number of shares of Common Stock then subject to issuance under Sections 5(b) and 5(c) hereof. In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, or sale of assets) of the Company, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares that are authorized for issuance or are issuable pursuant to the Plan.

         SECTION 5.       INITIAL AND ANNUAL AUTOMATIC GRANTS OF COMMON STOCK.

         (a) Initial Grants to Current Directors. Effective as of the next business day after the 1996 annual meeting of stockholders of the Company, the Company shall issue 5,500 shares of Common Stock to each person who is an Outside Director on such date.

         (b) Initial Grants to Newly Elected Directors. Commencing after the date of the 1996 annual meeting of stockholders of the Company, 5,000 shares of Common Stock shall be issued by the Company automatically to each Outside Director who is newly elected to the Board of Directors after such date, irrespective of whether such Outside Director is elected by the Board of Directors or by the stockholders. The effective date of issuance of such shares shall be the effective date of such Outside Director's election to the Board of Directors. For purposes of this Section 5(b), the term "newly elected to the Board of Directors" shall mean that the Outside Director was not serving as a director of the Company immediately prior to the time of his election in respect of which such shares are issued.

         (c) Annual Grants. Beginning with the year 1997, 500 shares of Common Stock shall be issued by the Company automatically effective as of the date of each annual meeting of stockholders of the Company, to each person who
(i) is an Outside Director on the date of and immediately following such annual meeting and (ii) has served in that capacity for at least six months immediately preceding the date of such annual meeting.





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         (d)     Form of Share Awards.  Each Share Award granted to an Outside
Director pursuant to this Section 5 shall be made either (i) all in Restricted Shares or (ii) all in Shares, as shall be designated by the recipient of such award by notice in writing delivered to the Company (A) prior to March 15, 1996 (in the case of an award under Section 5(a) hereof), (B) prior to the effective date of issuance of such shares (in the case of an award under Section 5(b) hereof), or (C) prior to the January 1 immediately preceding the annual meeting of stockholders in respect of which the award is made (in the case of an award under Section 5(c) hereof). All such designations shall be on a form prescribed for this purpose by the Compensation Committee and shall be irrevocable. If no such designation is made with respect to a Share Award granted under this Section 5, such award shall be made all in Shares.

         (e) Declinations. Any Outside Director may decline to accept any Share Award granted to him pursuant to this Section 5 by giving written notice to the Company of his election to decline to accept such award.

         SECTION 6. SHARE AWARDS APPLICABLE TO RETAINER AND OTHER CASH COMPENSATION.

         (a) Retainer; Required Share Amount. The amount of the retainer to be paid to each Outside Director for each Plan Year (the "annual retainer") shall be determined by the Board of Directors from time to time; 50% of the annual retainer shall be the cash component of the retainer, payable in cash as Cash Compensation (the "cash retainer"), and the other 50% of the annual retainer shall be the equity component of the retainer, payable in shares of Common Stock as the Required Share Amount. The cash retainer for each Plan Year shall be payable in installments as of the last day of each plan quarter of the Plan Year in arrears. An Outside Director must be serving as an Outside Director on the last day of the plan quarter in order to earn his cash retainer for such plan quarter; provided, however, that an Outside Director serving in such capacity on such day who has served in such capacity for less than the entire plan quarter shall have his cash retainer for such plan quarter pro-rated based on his number of days of service as an Outside Director during such plan quarter. An Outside Director must be serving as an Outside Director on the last day of the Plan Year in order to earn his Required Share Amount for such year; provided, however, that an Outside Director serving in such capacity on such day who has served in such capacity for less than the entire Plan Year shall have his Required Share Amount for such Plan Year pro-rated based on his number of days of service as an Outside Director during such Plan Year.

         (b) Voluntary Share Amount. For any Plan Year, an Outside Director may elect to have up to 100% of his cash retainer earned for such Plan Year and any other Cash Compensation earned by him for such Plan Year for his services as a director of the Company, which amounts have not been deferred by the Outside Director pursuant to the provisions of Section 8 hereof (collectively referred to herein as his Voluntary Share Amount), applied to the purchase of shares of Common Stock pursuant to the provisions of Section 6(c) hereof. An Outside Director must notify the Company in writing of such election prior to the first day of the Plan Year for which the election is made (or prior to such later date as may be approved by the Compensation Committee); provided, however, that a newly elected Outside Director (within the meaning of Section 5(b) hereof) may make such an election prior to the commencement of such Outside Director's initial Term of Office with respect to Cash Compensation earned by him





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in the balance of the Plan Year of his initial election to the Board of
Directors. Unless otherwise determined by the Compensation Committee, a separate election must be made for each Plan Year. An election made pursuant to this Section 6(b) for a Plan Year shall be irrevocable from and after the first day of such Plan Year; provided, however, that an election made pursuant to this Section 6(b) during a Plan Year for the remaining portion of such Plan Year shall be irrevocable from and after the date the election is made. Such elections shall be on a form prescribed for this purpose by the Compensation Committee.

         (c) Issuance of Shares. Promptly following the end of each Plan Year, the Company shall, subject to the further provisions of this Section 6, issue to each Outside Director, effective as of the last day of such Plan Year:

                 (A) a number of whole shares of Common Stock determined by dividing (x) the Required Share Amount earned by such Outside Director for such Plan Year by (y) the Average Share Price of the Common Stock for such Plan Year or, if such Outside Director did not serve as an Outside Director during the entire Plan Year, for that portion of the Plan Year during which he served in that capacity (for purposes of calculating such Average Share Price, the Outside Director shall always be deemed to have served in that capacity for at least the last plan quarter of the Plan Year),

                                      and

                 (B) a number of whole shares of Common Stock determined by dividing (x) such Outside Director's Voluntary Share Amount, if any, for such Plan Year by (y) the Average Share Price of the Common Stock for such Plan Year or, if such Outside Director did not serve as an Outside Director during the entire Plan Year, for that portion of the Plan Year during which he served in that capacity (for purposes of calculating such Average Share Price, the Outside Director shall always be deemed to have served in that capacity for at least the last plan quarter of the Plan Year). The issuance of shares of Common Stock to the Outside Director pursuant to clause (A) above and the issuance of shares of Common Stock to the Outside Director pursuant to clause (B) above shall each be deemed to be a separate Share Award made to the Outside Director.

No fractional shares of Common Stock shall be issued by the Company pursuant to this Section 6(c), and no cash payment or other adjustment shall be made in respect of any such fractional share that would otherwise be issuable.

         (d) Eligibility. An Outside Director must be serving as an Outside Director on the last day of the Plan Year in order to be eligible to receive shares of Common Stock pursuant to Section 6(c) hereof in respect of his Required Share Amount and Voluntary Share Amount, if any, for such Plan Year. Any Outside Director who becomes ineligible to receive shares of Common Stock in respect of his Voluntary Share Amount for a Plan Year because his service as an Outside Director terminated prior to the last day of such Plan Year shall be paid any earned amounts of such Voluntary Share Amount in cash, without interest, as promptly as practicable following the date of such termination of service, and the election made by such





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Outside Director with respect to such Voluntary Share Amount pursuant to
Section 6(b) hereof shall be null and void effective as of the date of such termination of service.

         (e) Form of Share Awards. Each Share Award made to an Outside Director with respect to his Required Share Amount for a Plan Year pursuant to
Section 6(c) hereof shall be made either (i) all in Restricted Shares or (ii) all in Shares, and each Share Award made to an Outside Director with respect to his Voluntary Share Amount, if any, for a Plan Year pursuant to Section 6(c) hereof shall be made either (i) all in Restricted Shares or (ii) all in Unrestricted Shares, in each case as shall be designated by the Outside Director by notice in writing delivered to the Company prior to the first day of such Plan Year; provided, however, that a newly elected Outside Director (within the meaning of Section 5(b) hereof) may make such designations prior to the commencement of such Outside Director's initial Term of Office with respect to his Required Share Amount and Voluntary Share Amount, if any, earned by him in the balance of the Plan Year of his initial election to the Board of Directors. Unless otherwise determined by the Compensation Committee, a separate designation must be made for each Plan Year. A designation made pursuant to this Section 6(e) for a Plan Year shall be irrevocable from and after the first day of such Plan Year; provided, however, that a designation made pursuant to this Section 6(e) during a Plan Year for the remaining portion of such Plan Year shall be irrevocable from and after the date the designation is made. Such designations shall be on a form prescribed for this purpose by the Compensation Committee. If no such designation is made with respect to a Share Award made under this Section 6, such award shall be made all in Shares (in the case of an award with respect to a Required Share Amount) or all in Unrestricted Shares (in the case of an award with respect to a Voluntary Share Amount).

         (f) Effectiveness. The provisions of this Section 6 shall be effective for Required Share Amounts and Cash Compensation earned by Outside Directors on and after July 1, 1996.

         SECTION 7.       RESTRICTIONS ON RESTRICTED SHARES.

         (a) Restricted Period. (i) All Restricted Shares issued to an Outside Director pursuant to the Plan shall be subject to a restricted period, which shall commence on the effective date of issuance of such Restricted Shares and end on April 30 of the calendar year in which the Outside Director's then current Term of Office is scheduled to expire (the "Initial Restricted Period"). The term "Restricted Period", as hereinafter used, means (A) the Initial Restricted Period and (B) the Initial Restricted Period as it may be extended pursuant to the following provisions of this Section 7(a)(i). Each Outside Director to whom Restricted Shares have been issued shall have the right to extend the Restricted Period applicable to such Restricted Shares so that such Restricted Period ends on April 30 of the calendar year in which the Outside Director's next succeeding Term of Office (assuming for this purpose that he continues to serve as a director of the Company) would be scheduled to expire, provided that such Outside Director notifies the Company in writing of such extension on or prior to April 30 of the calendar year immediately preceding the calendar year of expiration of the then current Restricted Period. Subject to the foregoing provisions of this Section 7(a)(i), such right to extend the Restricted Period may be exercised on any one or more occasions. An election to extend the Restricted Period shall be irrevocable.





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         (ii)    Notwithstanding the foregoing provisions of Section 7(a)(i)
hereof:

                 (A) With respect to (x) Restricted Shares issued pursuant to Section 5(b) or 6(c) hereof to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year of the effective date of issuance of such shares, (y) Restricted Shares issued pursuant to Section 5(b) hereof on or after November 1 of a calendar year, but prior to the end of such calendar year, to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year next following the calendar year of the effective date of issuance of such shares and (z) Restricted Shares issued pursuant to Section 9(b) hereof to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year next following the calendar year of the effective date of issuance of such shares, the Initial Restricted Period of such shares shall end on April 30 of the calendar year in which the Outside Director's next succeeding Term of Office (assuming for this purpose that he continues to serve as a director of the Company) would be scheduled to expire.

                 (B) With respect to (x) Restricted Shares issued pursuant to Section 5(a) or 5(c) hereof to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year next following the calendar year of the effective date of issuance of such shares and (y) Restricted Shares issued pursuant to Section 5(b) hereof on or after April 30 of a calendar year, but prior to November 1 of such calendar year, to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year next following the calendar year of the effective date of issuance of such shares, the Initial Restricted Period of such shares shall end on either (1) April 30 of the calendar year in which the Outside Director's then current Term of Office is scheduled to expire or (2) April 30 of the calendar year in which the Outside Director's next succeeding Term of Office (assuming for this purpose that he continues to serve as a director of the Company) would be scheduled to expire, as shall be designated by the Outside Director by notice in writing delivered to the Company on or prior to the effective date of issuance of such shares. If no such designation is made, the Initial Restricted Period of such shares shall end on the date specified in clause (1) of the preceding sentence. All such designations shall be irrevocable on and after the effective date of issuance of such shares.

         (b) Forfeiture. Restricted Shares issued to an Outside Director pursuant to the Plan shall be forfeited to the Company at no cost to the Company if the Outside Director's service as a director of the Company terminates prior to the expiration or termination of the Restricted Period applicable to such shares; provided, however, that the Restricted Shares shall become fully vested and the Restricted Period applicable thereto shall terminate upon (i) the Outside Director's termination of service as a director of the Company during the Restricted Period due to death, Disability (as defined in Section 7(h) hereof), or a Permitted Event (as defined in Section 7(h) hereof) or (ii) the occurrence of a Corporate Change (as defined in
Section 7(h) hereof) during the Restricted Period. Unless and until Restricted Shares are delivered to the Outside Director upon vesting, the Restricted Shares shall not be sold, assigned, transferred, discounted, exchanged, pledged, or otherwise encumbered or disposed of by the Outside Director in any manner.





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         (c)     Stock Certificates.  The Company shall issue, in the name of each Outside Director to whom Restricted Shares have become issuable pursuant to the Plan (or, at the option of the Company, in the name of a nominee of the Company), stock certificates representing the total number of Restricted Shares to be issued to the Outside Director, as soon as reasonably practicable after the effective date of issuance of such shares. The Company or its agent, at the direction of the Compensation Committee, shall hold such certificates, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, for the Outside Director's benefit until such time as the Restricted Shares represented by such certificates are forfeited to the Company or the restrictions thereon terminate.

         (d) Rights as Stockholder. Upon the issuance of a certificate representing Restricted Shares to or on behalf of an Outside Director, the Outside Director shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to such shares, subject to the restrictions of the Plan and any restrictions imposed by law. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization, or otherwise, with respect to the shares of Common Stock constituting the Restricted Shares, then the Company shall pay or make such dividend or other distribution with respect to the Restricted Shares; provided, however, that the cash, stock or other securities, and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable to the Restricted Shares until the Restricted Shares with respect to which such dividend or other distribution was paid or made are either vested or forfeited. If any Restricted Shares with respect to which such dividend or distribution was paid or made do not vest but instead are forfeited pursuant to the provisions hereof, then the Outside Director shall not be entitled to receive such dividend or distribution with respect to such forfeited shares and such dividend or distribution with respect to such forfeited shares shall likewise be forfeited and automatically transferred to and reacquired by the Company. If any Restricted Shares with respect to which such dividend or distribution was paid or made become vested pursuant to the provisions hereof, then the Outside Director shall be entitled to receive such dividend or distribution with respect to such vested shares, without interest, and such dividend or distribution with respect to such vested shares shall likewise be delivered to the Outside Director.

         (e) Adjustments. If any of the following events shall occur at any time while Restricted Shares are outstanding and prior to the vesting or forfeiture thereof, the following adjustments shall be made in the number of shares of Common Stock then constituting such Restricted Shares, as appropriate:

                 (i) If the Company pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of shares of Common Stock then constituting the Restricted Shares shall be proportionately increased. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock then constituting the Restricted Shares shall be proportionately reduced. An adjustment made pursuant to this Section 7(e)(i) shall become effective as of the record date in the case





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
         of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (ii) In case of any recapitalization or reclassification of the Common Stock, or any merger or consolidation of the Company with or into one or more other corporations, or any sale of all or substantially all the assets of the Company, as a result of which the holders of Common Stock receive other stock, securities, or property in lieu of or in addition to, but on account of, their shares of Common Stock, (A) such other stock, securities, or property allocable (as provided in clause (B) below) to the shares of Common Stock then constituting the Restricted Shares shall be paid and delivered with respect to such Restricted Shares, subject to the same restrictions applicable to such Restricted Shares, and (B) the Company shall make or cause to be made lawful and adequate provision whereby, upon the vesting of the Restricted Shares after the record date for the determination of the holders of Common Stock entitled to receive such other stock, securities, or property, the Outside Director shall receive, in lieu of or in addition to the Restricted Shares that have vested, as the case may be, the shares of stock, securities, or property that would have been allocable to such Restricted Shares had such shares vested immediately prior to such record date. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or smaller number of shares of Common Stock shall not be deemed to be a recapitalization or reclassification of the Common Stock for the purposes of this Section 7(e)(ii).

         (f) Termination of Restrictions. Upon the expiration or termination of the Restricted Period applicable to Restricted Shares, the restrictions applicable to the Restricted Shares that have not theretofore been forfeited shall terminate, and as soon as practicable thereafter, a stock certificate for the number of Restricted Shares with respect to which the restrictions have terminated, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Section 7, shall be delivered, free of all such restrictions, to the Outside Director or his beneficiary or estate, as the case may be.

         (g) Restricted Share Agreements. Each recipient of a Share Award relating to Restricted Shares made pursuant to the Plan shall, as a condition precedent to the issuance of the Restricted Shares to or on behalf of such person, enter into an agreement with the Company, in such form as the Compensation Committee shall prescribe and which is consistent with the provisions of the Plan, setting forth or incorporating the restrictions, terms, and conditions of the Share Award. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

         (h) Certain Definitions. For purposes of this Section 7, the following terms shall have the indicated meanings:

         Disability: The "Disability" of an Outside Director shall be deemed to have occurred if the Outside Director shall become unable to continue the proper performance of his duties as a director of the Company on a full-time basis as a result of his physical or mental incapacity.

         Permitted Event: A "Permitted Event" shall be deemed to have occurred if: (i) the Outside Director shall have resigned as a director of the Company because the Outside Director is unable to continue the proper performance of his duties as a director of the Company as a result of an injury or illness affecting a member of the Outside Director's immediate family and such inability is likely to exist for a period of six months or more; (ii) the Outside Director shall have retired as a director of the Company because he has reached the mandatory retirement age for directors of the Company as established by Company policy; (iii) the Outside Director, after being nominated by the Board of Directors, shall not be re-elected by the stockholders of the Company in an election of directors; or (iv) the Outside Director's directorship shall have ceased at the end of his term because such Outside Director was not nominated for re-election as a director of the Company in connection with an election of directors.

         Corporate Change: A "Corporate Change" shall be deemed to have occurred upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of this definition if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all of its assets) or (b) any entity, person, or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person, or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock of the Company. As used herein, "Control Transaction" shall be (a) any tender offer for or acquisition of capital stock of the Company, (b) any merger or consolidation of the Company, (c) any contested election of directors of the Company, or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company. As used herein, "Group" shall mean persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

         SECTION 8. DEFERRAL OF CASH COMPENSATION. Outside Directors shall have the right to defer the receipt of their Cash Compensation in accordance with the following provisions of this Section 8.

         (a) Election to Defer. An Outside Director may elect to defer the receipt of all or a portion of his Cash Compensation (other than his Voluntary Share Amount) for a Plan Year in accordance with the provisions of this Section 8 by filing a written election to defer with the Compensation Committee. Such election shall be made on a form or forms prescribed for this purpose by the Compensation Committee. Such election must include the following: (i) the percentage of Cash Compensation to be deferred; (ii) an irrevocable election of a method of payment as provided in Section 8(e) hereof; and (iii) a designation of beneficiary as provided in Section 8(f) hereof. Except as provided in Section 8(c) hereof, a deferral election shall apply only to Cash Compensation to be earned in the Plan Year next following the Plan Year in which the election is made. An election to defer made under this Section 8 shall be irrevocable. For purposes of the Plan, the term "Participant" means an Outside Director who has elected to defer the receipt of his Cash Compensation in accordance with the provisions of this
Section 8.

         (b) Amount of Deferral. The amount of Cash Compensation to be deferred in any Plan Year shall be designated by the Outside Director as a percentage of his Cash Compensation in integral multiples of 5%, but shall not be less than 10%.

         (c) Time of Election. Except as otherwise determined by the Compensation Committee, an election to defer Cash Compensation hereunder must be received by the Compensation Committee prior to the commencement of the Plan Year in which the Cash Compensation is earned; provided, however, that a newly elected Outside Director (within the meaning of Section 5(b) hereof) may make a deferral election prior to the commencement of such Outside Director's initial Term of Office with respect to Cash Compensation earned by him in the balance of the Plan Year of his initial election to the Board of Directors. Unless otherwise determined by the Compensation Committee, a separate deferral election must be made for each Plan Year. A deferral election by an Outside Director with respect to Cash Compensation in a given year will not preclude a different action by the Outside Director with respect to Cash Compensation in subsequent years.

         (d) Deferred Compensation Accounts. Cash Compensation deferred by a Participant pursuant to this Section 8 shall be credited to an account ("Deferred Compensation Account") established by the Company for such Participant. Cash Units (as defined below) in an amount equal to the deferred Cash Compensation shall be credited to the Participant's Deferred Compensation Account at the time the deferred Cash Compensation would otherwise have been paid had no election to defer been made. As additional deferred compensation for Participants with Cash Units credited to their Deferred Compensation Accounts, the Company shall credit a Participant's Deferred Compensation Account on a quarterly basis with an Interest Equivalent (as defined below). The amounts credited to a Participant's Deferred Compensation Account in accordance with this Section 8(d) shall represent the total amount of the Company's liability to the Participant for the payment of deferred compensation under this Section 8. For purposes of this Section 8, (i) a "Cash Unit" means the entry in a Deferred Compensation Account of a credit equal to One Dollar and (ii) an "Interest Equivalent" means the entry in a Deferred Compensation Account of an interest credit with respect to a Cash Unit, the interest factor being equal to the quarterly rate of return generated under the Stable Value Fund of the Company's Capital Accumulation Plan (or such successor or other fund within the Capital Accumulation Plan as the Compensation Committee may approve).

         (e) Payment of Deferred Compensation. All payments of a Participant's Deferred Compensation Account shall be made at, or shall commence on, the first day of the calendar year selected by the Participant in accordance with the provisions of Section 8(a) hereof and this Section 8(e). The date on which payment will commence must be designated by the Outside Director. The Outside Director may elect to defer the receipt of his Cash Compensation to: (a) the first day of any calendar year that is at least one year after the calendar year in which the Cash Compensation is earned; or (b) the first day of the calendar year following (i) the calendar year he retires as a director of the Company; (ii) the calendar year his membership on the Board of Directors terminates; or (iii) the calendar year of his death. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for directors of the Company. Upon the death of a Participant prior to the final payment of all amounts credited to his Deferred Compensation Account, the balance of the Deferred Compensation Account shall be paid in accordance with the provisions of Section 8(f) hereof commencing on the first day of the calendar year following the year of death. A Participant shall have the option of selecting either a single payment schedule or a series of annual installments (not exceeding ten), provided such election is irrevocable and made at the date of deferral. A Participant shall receive in cash all deferred compensation credited to his Deferred Compensation Account.

         (f) Designation of Beneficiary. Each Participant shall name a beneficiary to receive any payments due him at the time of his death, with the right to change such beneficiary at any time. In case of a failure to designate a beneficiary or the death of the designated beneficiary without a designated successor, such payments shall be made to the person or persons designated as beneficiary in the designation most recently filed by the Participant under the Directors Group Life Insurance Plan of the Company, or if no such designation has been made or the Participant is not participating in such plan, then to the surviving spouse of a deceased Participant, or, if there is no surviving spouse, the children of the Participant in equal shares (the share of any child who predeceases the Participant to go in equal shares to the issue of such deceased child), or if there is no surviving spouse, children, or issue of such children, the estate of the Participant. No designation of beneficiary shall be valid unless in writing signed by the Participant, dated and filed with the Compensation Committee. Upon the Participant's death, any balance in his Deferred Compensation Account shall be payable under the method and form elected by the Participant or in such other manner as the Compensation Committee may determine in its sole discretion.

         (g) Source of Payments. All payments of deferred compensation under this Section 8 shall be made in cash from the general funds of the Company, and the Company shall be under no obligation to segregate any assets in connection with the maintenance of a Deferred Compensation Account. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind in favor of a Participant or any other person or a fiduciary relationship between the Company and a Participant. Title to the beneficial ownership of any assets, whether cash or investments, that the Company may designate to pay the amounts credited to Deferred Compensation Accounts shall at all times remain in the Company, and Participants shall have no property interest whatsoever in any specific assets of the Company. A Participant's interest in his Deferred Compensation Account shall be limited to the right to receive payments pursuant to the terms of the Plan, and such right shall be no greater than the right of any other unsecured general creditor of the Company.

         (h) Effectiveness. Except as otherwise provided in Section 9 hereof, the provisions of this Section 8 shall be effective for Cash Compensation earned by Outside Directors on and after July 1, 1996.

         SECTION 9.       TERMINATION OF DIRECTORS' DEFERRED COMPENSATION PLAN.

         (a) Termination; Transfer of Units. Effective as of July 1, 1996, the Oryx Energy Company Directors' Deferred Compensation Plan, as amended and restated effective September 7, 1995 (the "Deferred Compensation Plan"), shall terminate, and all cash units and share units credited as of such date to an Outside Director's deferred compensation account thereunder shall automatically be transferred and credited to a Deferred Compensation Account established for such Outside Director under Section 8 hereof. Thereafter, except as provided in Section 9(b) hereof, such cash units shall be governed by the provisions of
Section 8 hereof to the same extent as if they had originally been credited as Cash Units under the Plan. Such cash units are herein referred to as "Subject Cash Units".

         (b) Conversion of Subject Cash Units. Each Outside Director with Subject Cash Units credited to his Deferred Compensation Account under the Plan may elect to have up to 100% of the Subject Cash Units credited to his account as of July 1, 1996 applied to the purchase of Restricted Shares in accordance with the provisions of this Section 9(b) effective as of July 1, 1996; provided that the Outside Director must notify the Company in writing of such election on or prior to July 1, 1996, which election will be irrevocable on and after such date. Such election shall be on a form prescribed for this purpose by the Compensation Committee. Promptly following, and effective as of, July 1, 1996, the Company shall, subject to the further provisions of this Section 9(b), issue to each Outside Director who has made an election to purchase Restricted Shares pursuant to this Section 9(b) a number of whole Restricted Shares determined by dividing (x) the amount of the Subject Cash Units that the Outside Director elected to have applied to the purchase of Restricted Shares by (y) the Fair Market Value of the Common Stock on July 1, 1996. No fractional shares of Common Stock shall be issued by the Company pursuant to this Section 9(b), and no cash payment or other adjustment shall be made in respect of any such fractional share that would otherwise be issuable. An Outside Director must be serving as an Outside Director on July 1, 1996 in order to be eligible to receive Restricted Shares pursuant to this Section 9(b). An election made pursuant to this Section 9(b) by an Outside Director who becomes ineligible to receive Restricted Shares pursuant to this Section 9(b) because his service as an Outside Director terminated prior to July 1, 1996 shall be null and void effective as of the date of such termination of service. Any Subject Cash Units (or portion thereof) not converted into Restricted Shares pursuant to this Section 9(b) shall remain subject to the provisions of Section 8 hereof.

         (c) Share Units. An Outside Director with share units credited to his Deferred Compensation Account under the Plan shall continue to hold such units subject to the terms and conditions that were in effect with respect thereto under the Deferred Compensation Plan immediately prior to its termination. The Board of Directors may, in its discretion, grant to such Outside Director the right to convert such share units into shares of Common Stock under the Plan on such terms and conditions as the Board of Directors may prescribe.

         SECTION 10. RESTRICTIONS ON TRANSFER OF SHARES. No Shares issued to an Outside Director pursuant to the Plan shall be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Outside Director, other than by will or pursuant to the laws of descent and distribution, until six months have elapsed from the effective date of issuance of such Shares. The Company shall hold the certificates representing such Shares for the Outside Director's benefit until such time as the restrictions on transfer of such Shares set forth in the preceding sentence have lapsed.
All securities received by an Outside Director on account of his Shares as a result of an event described in Section 7(e)(i) or (ii) hereof shall be deemed to be Shares for purposes of this Section 10 and shall be restricted as to transfer pursuant to the provisions of this Section 10 to the same extent and for the same period as if such securities were the original Shares with respect to which they were issued. Subject to the restrictions of this Section 10, an Outside Director shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to his Shares.

         SECTION 11. FREEZE OF NON-EMPLOYEE DIRECTORS RETIREMENT PLAN. Effective as of July 1, 1996, the Non-Employee Directors Retirement Plan of the Company (the "Retirement Plan") shall be "frozen" such that (i) no directors of the Company newly elected to the Board of Directors after such date shall be entitled to participate therein, (ii) the retirement benefit under the Retirement Plan for all Outside Directors serving on the Board of Directors as of such date shall be fixed from and after such date as that amount which the Outside Director would have been entitled to receive under the Retirement Plan had he retired as a director of the Company effective as of such date (disregarding for this purpose the Retirement Plan's years of service eligibility requirement), and (iii) no future benefits under the Retirement Plan shall accrue from and after July 1, 1996. The Board of Directors may, in its discretion, provide for the discharge of the Company's obligations with respect to such frozen retirement benefits on such terms and conditions as the Board of Directors may prescribe, which may include the grant to Outside Directors of the right to exchange such frozen retirement benefits for shares of Common Stock under the Plan (which may be Shares, Restricted Shares or Unrestricted Shares) or other securities or cash, or a combination thereof.

         SECTION 12. PLAN AMENDMENT, MODIFICATION, AND TERMINATION. The Board of Directors may at any time suspend, terminate, amend, or modify the Plan; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of the Company if the Company, on the advice of counsel, determines that stockholder approval is necessary or desirable; and provided further that the provisions of the Plan governing (a) the Share Awards to be made pursuant to Section 5 hereof and the Share Awards to be made pursuant to
Section 6(c) hereof in respect of Required Share Amounts, (b) the number of shares of Common Stock to be issued under such awards, (c) the time at which such awards are to be made, and (d) the duration and nature of the restrictions applicable to such awards, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder. No suspension, termination, amendment, or modification of the Plan shall in any manner adversely affect any Share Award theretofore made under the Plan or the rights of a Participant with respect to amounts theretofore credited to his Deferred Compensation Account under the Plan, without the consent of the recipient of such award or such Participant. All Restricted Shares issued prior to any termination of the Plan that have not theretofore vested or been forfeited shall continue to be subject to the terms of the Plan.

         SECTION 13. PLAN EFFECTIVENESS. The Plan shall be submitted for approval by the stockholders of the Company at the 1996 annual meeting of stockholders. The Plan shall become effective on the date of its approval by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at such annual meeting. If the Plan is not so approved, the Plan shall terminate and all actions hereunder shall be null and void.

         SECTION 14.      GENERAL PROVISIONS.

         (a) No Continuing Right as Director. Neither the adoption or operation of the Plan, nor the Plan itself or any document describing or relating to the Plan, or any part hereof, shall confer upon any Outside Director any right to continue as a director of the Company or any subsidiary of the Company.

         (b) Nonalienation of Benefits. No Outside Director or Participant shall have the right to sell, assign, transfer, or otherwise convey or encumber in whole or in part the right to receive any award or payment under the Plan, except in accordance with the express provisions hereof.

         (c) Binding Effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Outside Director and any other recipient of Restricted Shares hereunder and each such person's heirs, legatees, distributees, and legal representatives.

         (d) Severability. If any provision of the Plan or any agreement hereunder is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

         (e) Expenses. All expenses incident to the administration, protection, or termination of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

         (f) Notices. Whenever any notice is required or permitted under the Plan or any agreement hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder or under an agreement shall be deemed to be delivered on the date on which it is personally delivered, or on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Outside Director may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an agreement shall be delivered or sent (i) to the Outside Director at his address as set forth in the records of the Company or (ii) to the Company or the Compensation Committee at the principal executive offices of the Company clearly marked "Attention: President".

         (g) No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary thereof from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Share Award made or to be made under the Plan. No Outside Director or other person shall have any claim against the Company or any subsidiary thereof as a result of such action.

         (h) Governing Law. The provisions of the Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

         (i) Miscellaneous. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.